Exhibit 10.2

Minerva Surgical, Inc.

4255 Burton Drive

Santa Clara, CA 95054

Attention: David Clapper & Joel Jung

Re: Side Letter and Voting Agreement

To Whom it May Concern:

This letter agreement (this “Agreement”) is entered into as of December 27, 2022, by and among Minerva Surgical, Inc., a Delaware corporation (the “Company”), and the undersigned stockholders of the Company, (each a “Stockholder” and collectively, the “Stockholders”).

Each Stockholder agrees to vote, or cause to be voted, all shares of capital stock of the Company owned by such Stockholder or over which such Stockholder has voting control (the “Shares”), from time to time and at all times, in whatever manner as shall be necessary to ensure that at any special meeting of stockholders held or pursuant to any written consent of the stockholders of the Company solely to (each a “Matter” and collectively, the “Matters”):

(a) Approve the private placement of securities sold to Accelmed Partners II LP (“Accelmed”) pursuant to the Share Purchase Agreement (the “Purchase Agreement”), dated on even date herewith, by and among the Company and each of the purchasers set forth therein, in accordance with Nasdaq Listing Rule 5635(b) (the “Transaction”), including any matter necessary for the consummation of the Transaction and the other transactions contemplated by the Purchase Agreement;

(b) Amend and restate the Company’s Amended and Restated Certificate of Incorporation, dated October 26, 2021, as may be amended from time to time (the “Charter”), and its Amended and Restated Bylaws, dated October 26, 2021 (the “Bylaws”), as may be amended from time to time, to read in substantially the form of Exhibit A (the “Charter Amendment”) and Exhibit B (the “Bylaws Amendment”) attached hereto (and together with the Matters set forth in (a), the “Accelmed Transaction Matters”);

(c) Approve an amendment to the Charter to effect a reverse stock split of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a reverse stock split ratio ranging from 5:1 to 25:1;

(d) Approve an amendment to the Charter to effect an increase in the Company’s authorized capitalization to 300,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock;

(e) Approve an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by an amount of shares not to exceed 20% of the Company’s fully-diluted capitalization at the time of such increase;

(f) Approve an amendment to the Company’s 2021 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by an amount of shares not to exceed 2% of the Company’s fully-diluted capitalization at the time of such increase; and

(g) Approve one or more adjournments of any special meeting of stockholders in connection with the matters set forth herein, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, one or more of the other proposals to be voted on at any special meeting of stockholders in connection with the matters set forth herein.

Each Stockholder hereby represents and warrants follows:

(a) such Stockholder has the full power and authority to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder;

(b) this Agreement has been duly executed and delivered by or on behalf of such Stockholder and constitutes a valid and binding agreement with respect to such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally;

(c) such Stockholder beneficially owns the number of Shares indicated opposite such Stockholder’s name on Schedule 1 free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”), and has sole or shared, and otherwise unrestricted, voting power with respect to such Shares and none of the Shares are subject to any voting trust or other agreement, arrangement, or restriction with respect to the voting of the Shares, except as contemplated by this Agreement;

(d) the execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of his obligations hereunder and the compliance by such Stockholder with any provisions hereof will not, violate or conflict with, result in a material breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any Shares pursuant to, any agreement, instrument, note, bond, mortgage, contract, lease, license, permit or other obligation or any order, arbitration award, judgment or decree to which such Stockholder is a party or by which such Stockholder is bound, or any law, statute, rule or regulation to which such Stockholder is subject or, in the event that such Stockholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of such Stockholder; and

(e) the execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder does not and will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by such Stockholder except for applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of his obligations under this Agreement in any material respect.

Each Stockholder hereby constitutes and appoints as the proxies of such Stockholder and hereby grants a power of attorney to Ross A. Jaffe, M.D. and David M. Clapper, with full power of substitution, with respect to the matters set forth herein, and hereby authorizes each of them to represent and vote, if and only if the Stockholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Stockholder’s Shares in favor of the Matters or to take any action reasonably necessary to effect intent of this Agreement. Each of the proxy and power of attorney granted pursuant to this Agreement is given in consideration of the agreements and covenants of the parties to this Agreement in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to the provisions below. Each Stockholder hereby revokes any and all previous proxies or powers of attorney with respect to the Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to the provisions below, purport to grant any other proxy or power of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares, in each case, with respect to any of the matters set forth herein.

From and after the date hereof until the Expiration Date, and except as set out herein, each Stockholder shall not, directly or indirectly, (a) sell, assign, transfer, tender, or otherwise dispose of (including, without limitation, by the creation of any Liens any Shares, (b) deposit any Shares into a voting trust or enter into a voting agreement or similar arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto, (c) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect, or (d) take any action that would have the effect of preventing or disabling the Stockholder from performing the Stockholder’s obligations under this Agreement.

This Agreement shall terminate on the Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earlier to occur of (a) the date of the approval of each of the Accelmed Transaction Matters at the Company stockholders’ meeting and effecting of each of the Accelmed Transaction Matters and the events and transactions contemplated thereby (including, but not limited to, the closing of the Transaction, the filing of the Charter Amendment and the Company’s Board of Directors’ adoption of the Bylaws Amendment), (b) such date and time as the Purchase Agreement shall be terminated pursuant to its terms, (c) upon mutual written agreement of the parties and Accelmed; and (d) the consummation of a merger or consolidation of the Company that is effected (A) for independent business reasons unrelated to extinguishing such rights and (B) for purposes other than (1) the reincorporation of the Company in a different state or (2) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor.

The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof or was otherwise breached. It is accordingly agreed that the parties shall be entitled to specific relief hereunder, including, without limitation, an injunction or injunctions to prevent and enjoin breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in any state or federal court in any competent jurisdiction, in addition to any other remedy to which they may be entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to any such remedy are hereby waived.

The parties hereto agree that Accelmed shall be a third party beneficiary of the rights set forth in the immediately preceding paragraph (the “Specific Enforcement Rights”), and Accelmed shall have the right to enforce the Specific Enforcement Rights directly to the extent it deems such enforcement necessary or advisable in its sole and absolute discretion. The parties hereto agree that nothing in this Agreement shall be construed to create a “group” as defined under Section 13(d)(3) of the Exchange Act between Accelmed and any of the parties to this Agreement with respect to the securities of the Company.

All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be. This Agreement may not be assigned by any Stockholder without the prior written consent of the Company.

This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law. This Agreement may not be modified or amended or the rights of any party hereunder waived unless such modification, amendment or waiver is effected by a written instrument expressly modifying, amending or waiving this Agreement or the rights of a party hereunder that is signed by (i) the Company, (ii) each of the Stockholders and (iii) Accelmed. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(Remainder of Page Intentionally Left Blank)

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

MINERVA SURGICAL, INC.:

By:	/s/ David M. Clapper
David M. Clapper
Chief Executive Officer

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

New Enterprise Associates 13, L.P.

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Chief Administrative Officer and Chief Legal Officer

NEA Partners 13, L.P.

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Chief Administrative Officer and Chief Legal Officer

NEA 13 GP, LTD.

By:	/s/ Louis Citron
Name:	Louis Citron
Title:	Chief Administrative Officer and Chief Legal Officer

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

CVF, LLC

By:	/s/ Rick Robb
Name:	Rick Robb
Title:	Manager

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Versant Venture Capital IV, L.P.
By: Versant Ventures IV, LLC
Its: General Partner

By:	/s/ Ross A. Jaffe
Name:	Ross A. Jaffe
Title:	Managing Director

Versant Side Fund IV, L.P.
By: Versant Ventures IV, LLC
Its: General Partner

By:	/s/ Ross A. Jaffe
Name:	Ross A. Jaffe
Title:	Managing Director

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Boston Scientific Corporation

By:	/s/ Michael Ryan
Name:	Michael Ryan
Title:	VP, Venture Capital & Business Development

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

The Jaffe Family Trust dated 7/9/91

By:	/s/ Ross A. Jaffe
Name:	Ross A. Jaffe
Title:	Trustee

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Jill D. Anderson

By:	/s/ Jill D. Anderson

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Ali Behbahani, M.D.

By:	/s/ Ali Behbahani, M.D.

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Catherine Coste

By:	/s/ Catherine Coste

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Ross A. Jaffe, M.D.

By:	/s/ Ross A. Jaffe, M.D.

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

David M. Renzi

By:	/s/ David M. Renzi

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Niquette Hunt

By:	/s/ Niquette Hunt

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Derrick Sung

By:	/s/ Derrick Sung

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Thomas Pendlebury

By:	/s/ Thomas Pendlebury

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Eugene V. Skalnyi, M.D.

By:	/s/ Eugene V. Skalnyi, M.D.

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Dominique J. Filloux

By:	/s/ Dominique J. Filloux

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Joel R. Jung

By:	/s/ Joel R. Jung

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Wendy Bowman

By:	/s/ Wendy Bowman

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

Joanne Long

By:	/s/ Joanne Long

Please acknowledge your agreement with the terms and conditions contained in this Agreement by countersigning below.

STOCKHOLDER:

David M. Clapper

By:	/s/ David M. Clapper

Exhibit A

Amended and Restated Certificate of Incorporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF`

MINERVA SURGICAL, INC.

a Delaware corporation

Minerva Surgical, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:

A. The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on November 3, 2008.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Company (the “Board of Directors”) and has been duly approved by the consent of the stockholders of the Company in accordance with Section 211 of the DGCL.

C. The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

The name of the Company is Minerva Surgical, Inc.

ARTICLE II

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Section 1. This Company is authorized to issue two classes of stock, to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of stock that the Company shall have authority to issue is 315,000,000 shares, of which 300,000,000 shares are Common Stock, $0.001 par value per share, and 15,000,000 shares are Preferred Stock, $0.001 par value per share.

Section 2. Each share of Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders.

Section 3. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors and approved by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock. Subject to the foregoing and limitations prescribed by law, the Board of Directors is further authorized to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Amended and Restated Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series (as approved by the requisite stockholders). Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Company shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 4. Except as otherwise required by law or provided in this Amended and Restated Certificate of Incorporation, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

Section 5. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of any certificate of designation relating to any series of Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V

Subject to the rights of holders of Preferred Stock, the number of directors that constitutes the entire Board of Directors of the Company shall be fixed only by resolution of the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. At each annual meeting of stockholders, directors of the Company shall be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such meeting shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the Bylaws and DGCL.

ARTICLE VI

Section 1. Subject to the rights of holders of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors.

Section 2. Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Whole Board, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Company, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VII

Section 1. The Company is to have perpetual existence.

Section 2. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

Section 3. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Company. The affirmative vote of at least a majority of the Whole Board shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Company’s Bylaws. The Company’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Company. Notwithstanding the above or any other provision of this Amended and Restated Certificate of Incorporation, the Bylaws of the Company may not be amended, altered or repealed except in accordance with the provisions of the Bylaws relating to amendments to the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Company that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

Section 4. The election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

Section 5. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII

Section 1. Any action, including any vote required or permitted to be taken by the stockholders of the Company, may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Section 2. Subject to the terms of any series of Preferred Stock, special meetings of stockholders of the Company may be called only by the Chairperson of the Board of Directors, the Chief Executive Officer, the President, the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board or by written notice to the Company signed by the holders of a majority of all the votes entitled to be cast on such issue proposed therein. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner and to the extent provided in the Bylaws of the Company.

ARTICLE IX

Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 2. Subject to any provisions in the Bylaws of the Company related to indemnification of directors of the Company, the Company shall indemnify, to the fullest extent permitted by applicable law, any director of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

Section 3. The Company shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Section 4. Neither any amendment nor repeal of any Section of this ARTICLE IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE X

Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places or in such manner or manners as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

ARTICLE XI

The Company reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

IN WITNESS WHEREOF, Minerva Surgical, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by the President and Chief Executive Officer of the Company on this [_____] day of [________] 2023.

By:
[___________]
President and Chief Executive Officer

Exhibit B

Amended and Restated Bylaws

AMENDED AND RESTATED BYLAWS OF

MINERVA SURGICAL, INC.

(effective as of [__________], 2023)

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TABLE OF CONTENTS

(continued)

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BYLAWS OF MINERVA SURGICAL, INC.

ARTICLE I - CORPORATE OFFICES

1.1 REGISTERED OFFICE

The registered office of Minerva Surgical, Inc. (the “Company”) shall be fixed in the Company’s certificate of incorporation, as the same may be amended from time to time.

1.2 OTHER OFFICES

The Company may at any time establish other offices.

ARTICLE II - MEETINGS OF STOCKHOLDERS

2.1 PLACE OF MEETINGS

Meetings of stockholders shall be held at a place, if any, within or outside the State of Delaware, determined by the board of directors of the Company (the “Board of Directors”). The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Company’s principal executive office.

2.2 ANNUAL MEETING

The annual meeting of stockholders shall be held each year. The Board of Directors shall designate the date and time of the annual meeting. At the annual meeting, directors shall be elected and any other proper business, brought in accordance with Section 2.4 of these bylaws, may be transacted. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled annual meeting at any time, before or after the notice for such meeting has been sent to the stockholders. For the purposes of these bylaws, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships.

2.3 SPECIAL MEETING

(a) A special meeting of the stockholders, other than as required by statute, may be called at any time by (i) the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, (ii) the chairperson of the Board of Directors, (iii) the chief executive officer, (iv) the president or (v) written notice to the Company signed by the holders of a majority of all the votes entitled to be cast on such issue proposed therein. The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(b) The notice of a special meeting shall include the purpose for which the meeting is called. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of a majority of the Whole Board, the chairperson of the Board of Directors, the chief executive officer, the president or the stockholders having called such meeting pursuant to Section 2.3(a). Nothing contained in this Section 2.3(b) shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4 ADVANCE NOTICE PROCEDURES

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (1) pursuant to the Company’s notice of meeting (or any supplement thereto); (2) by or at the direction of the Board of Directors; (3) as may be provided in the certificate of designations for any class or series of preferred stock; or (4) by any stockholder of the Company who (A) is a stockholder of record at the time of giving of the notice contemplated by Section 2.4(a)(ii); (B) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the annual meeting; (C) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the annual meeting; (D) is a stockholder of record at the time of the annual meeting; and (E) complies with the procedures set forth in this Section 2.4(a).

(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (4) of Section 2.4(a)(i), the stockholder must have given timely notice in writing to the secretary and any such nomination or proposed business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day and no later than 5:00 p.m., local time, on the 90th day prior to the day of the first anniversary of the preceding year’s annual meeting of stockholders. However, if no annual meeting of stockholders was held in the preceding year, or if the date of the applicable annual meeting has been changed by more than 25 days from the first anniversary of the preceding year’s annual meeting, then to be timely such notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the annual meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. In no event will the adjournment, rescheduling or postponement of any annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. If the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.4(a)(ii) will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the secretary at the principal executive offices of the Company no later than 5:00 p.m., local time, on the 10th day following the day on which such public announcement is first made. “Public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934 (as amended and inclusive of rules and regulations thereunder, the “1934 Act”).

(iii) A stockholder’s notice to the secretary must set forth:

(1) as to each person whom the stockholder proposes to nominate for election as a director:

(A) such person’s name, age, business address, residence address and principal occupation or employment; the class and number of shares of the Company that are held of record or are beneficially owned by such person and a description of any Derivative Instruments (defined below) held or beneficially owned thereby or of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of such person; and all information relating to such person that is required to be disclosed in solicitations of proxies for the contested election of directors, or is otherwise required, in each case pursuant to the Section 14 of the 1934 Act;

(B) such person’s written consent to being named in such stockholder’s proxy statement as a nominee of such stockholder and to serving as a director of the Company if elected;

(C) a reasonably detailed description of any direct or indirect compensatory, payment, indemnification or other financial agreement, arrangement or understanding that such person has, or has had within the past three years, with any person or entity other than the Company (including the amount of any payment or payments received or receivable thereunder), in each case in connection with candidacy or service as a director of the Company (a “Third-Party Compensation Arrangement”); and

(D) a description of any other material relationships between such person and such person’s respective affiliates and associates, or others acting in concert with them, on the one hand, and such stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert with them, on the other hand;

(2) as to any other business that the stockholder proposes to bring before the annual meeting:

(A) a brief description of the business desired to be brought before the annual meeting;

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if applicable, the text of any proposed amendment to these bylaws or the Company’s certificate of incorporation);

(C) the reasons for conducting such business at the annual meeting;

(D) any material interest in such business of such stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates and associates, or others acting in concert with them; and

(E) a description of all agreements, arrangements and understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and their respective affiliates or associates or others acting in concert with them, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(3) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(A) the name and address of such stockholder (as they appear on the Company’s books), of such beneficial owner and of their respective affiliates or associates or others acting in concert with them;

(B) for each class or series, the number of shares of stock of the Company that are, directly or indirectly, held of record or are beneficially owned by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(C) a description of any agreement, arrangement or understanding between such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, and any other person or persons (including, in each case, their names) in connection with the proposal of such nomination or other business;

(D) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities (any of the foregoing, a “Derivative Instrument”), or any other agreement, arrangement or understanding that has been made the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, with respect to the Company’s securities;

(E) any rights to dividends on the Company’s securities owned beneficially by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, that are separated or separable from the underlying security;

(F) any proportionate interest in the Company’s securities or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership;

(G) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with, them is entitled to based on any increase or decrease in the value of the Company’s securities or Derivative Instruments, including, without limitation, any such interests held by members of the immediate family of such persons sharing the same household;

(H) any significant equity interests or any Derivative Instruments in any principal competitor of the Company that are held by such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them;

(I) any direct or indirect interest of such stockholder, such beneficial owner or their respective affiliates or associates or others acting in concert with them, in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (in each case, including any employment agreement, collective bargaining agreement or consulting agreement);

(J) a representation and undertaking that the stockholder is a holder of record of stock of the Company as of the date of submission of the stockholder’s notice and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(K) a representation and undertaking that such stockholder or any such beneficial owner intends, or is part of a group that intends, to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Company’s then-outstanding stock required to approve or adopt the proposal or to elect each such nominee; or (y) otherwise solicit proxies from stockholders in support of such proposal or nomination;

(L) any other information relating to such stockholder, such beneficial owner, or their respective affiliates or associates or others acting in concert with them, or director nominee or proposed business that, in each case, would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee (in a contested election of directors) or proposal pursuant to Section 14 of the 1934 Act; and

(M) such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

(iv) In addition to the requirements of this Section 2.4, to be timely, a stockholder’s notice (and any additional information submitted to the Company in connection therewith) must further be updated and supplemented (1) if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date(s) for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof and (2) to provide any additional information that the Company may reasonably request. Such update and supplement or additional information, if applicable, must be received by the secretary at the principal executive offices of the Company, in the case of a request for additional information, promptly following a request therefor, which response must be delivered not later than such reasonable time as is specified in any such request from the Company or, in the case of any other update or supplement of any information, not later than five business days after the record date(s) for the meeting (in the case of any update and supplement required to be made as of the record date(s)), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling or postponement thereof). The failure to timely provide such update, supplement or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting.

(b) Special Meetings of Stockholders. Except to the extent required by the DGCL, and subject to Section 2.3(a), special meetings of stockholders may be called only in accordance with the Company’s certificate of incorporation and these bylaws. Only such business will be conducted at a special meeting of stockholders as has been brought before the special meeting pursuant to the Company’s notice of meeting. If the election of directors is included as business to be brought before a special meeting in the Company’s notice of meeting, then nominations of persons for election to the Board of Directors at such special meeting may be made by any stockholder who (i) is a stockholder of record at the time of giving of the notice contemplated by this Section 2.4(b); (ii) is a stockholder of record on the record date for the determination of stockholders entitled to notice of the special meeting; (iii) is a stockholder of record on the record date for the determination of stockholders entitled to vote at the special meeting; (iv) is a stockholder of record at the time of the special meeting; and (v) complies with the procedures set forth in this Section 2.4(b). For nominations to be properly brought by a stockholder before a special meeting pursuant to this Section 2.4(b), the stockholder’s notice must be received by the secretary at the principal executive offices of the Company no earlier than 8:00 a.m., local time, on the 120th day prior to the day of the special meeting and no later than 5:00 p.m., local time, on the 10th day following the day on which public announcement of the date of the special meeting was first made. In no event will any adjournment, rescheduling or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice. A stockholder’s notice to the Secretary must comply with the applicable notice requirements of Section 2.4(a)(iii).

(c) Other Requirements.

(i) To be eligible to be a nominee by any stockholder for election as a director of the Company, the proposed nominee must provide to the secretary, in accordance with the applicable time periods prescribed for delivery of notice under Section 2.4(a)(ii) or Section 2.4(b):

(1) a signed and completed written questionnaire (in the form provided by the secretary at the written request of the nominating stockholder, which form will be provided by the secretary within 10 days of receiving such request) containing information regarding such nominee’s background and qualifications and such other information as may reasonably be required by the Company to determine the eligibility of such nominee to serve as a director of the Company or to serve as an independent director of the Company;

(2) a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue;

(3) a written representation and undertaking that, unless previously disclosed to the Company, such nominee is not, and will not become, a party to any Third-Party Compensation Arrangement;

(4) a written representation and undertaking that, if elected as a director, such nominee would be in compliance, and will continue to comply, with the Company’s corporate governance guidelines as disclosed on the Company’s website, as amended from time to time; and

(5) a written representation and undertaking that such nominee, if elected, intends to serve a full term on the Board of Directors.

(ii) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director must furnish to the secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to such nominee.

(iii) No person will be eligible to be nominated by a stockholder for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 2.4. No business proposed by a stockholder will be conducted at a stockholder meeting except in accordance with this Section 2.4.

(iv) The chairperson of the applicable meeting of stockholders will, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting. If the chairperson of the meeting should so determine, then the chairperson of the meeting will so declare to the meeting and the defective nomination will be disregarded or such business will not be transacted, as the case may be.

(v) Notwithstanding anything to the contrary in this Section 2.4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear in person at the meeting to present a nomination or other proposed business, such nomination will be disregarded or such proposed business will not be transacted, as the case may be, notwithstanding that proxies in respect of such nomination or business may have been received by the Company and counted for purposes of determining a quorum. For purposes of this Section 2.4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting.

(vi) Without limiting this Section 2.4, a stockholder must also comply with all applicable requirements of the 1934 Act with respect to the matters set forth in this Section 2.4, it being understood that (1) any references in these bylaws to the 1934 Act are not intended to, and will not, limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.4; and (2) compliance with clause (4) of Section 2.4(a)(i) and with Section 2.4(b) are the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.4(c)(vii)).

(vii) Notwithstanding anything to the contrary in this Section 2.4, the notice requirements set forth in these bylaws with respect to the proposal of any business pursuant to this Section 2.4 will be deemed to be satisfied by a stockholder if (1) such stockholder has submitted a proposal to the Company in compliance with Rule 14a-8 under the 1934 Act; and (2) such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the meeting of stockholders. Subject to Rule 14a-8 and other applicable rules and regulations under the 1934 Act, nothing in these bylaws will be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Company’s proxy statement any nomination of a director or any other business proposal.

2.5 NOTICE OF STOCKHOLDERS’ MEETINGS

Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided in the DGCL, the certificate of incorporation or these bylaws, the notice of any meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

2.6 QUORUM

The holders of a majority of the voting power of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter, except as otherwise provided by law, the certificate of incorporation or these bylaws.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting, or (b) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.

2.7 ADJOURNED MEETING; NOTICE

When a meeting is adjourned to another time or place, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL and Section 2.11 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

2.8 CONDUCT OF BUSINESS

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business and discussion as seem to the chairperson in order. The chairperson of any meeting of stockholders shall be designated by the Board of Directors; in the absence of such designation, the chairperson of the Board of Directors, if any, or the chief executive officer (in the absence of the chairperson of the Board of Directors) or the president (in the absence of the chairperson of the Board of Directors and the chief executive officer), or in their absence any other executive officer of the Company, shall serve as chairperson of the stockholder meeting. The chairperson of any meeting of stockholders shall have the power to adjourn the meeting to another place, if any, date or time, whether or not a quorum is present.

2.9 VOTING

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the Company’s securities are listed, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders and broker non-votes and abstentions will be considered for purposes of establishing a quorum. Except as otherwise required by law, the certificate of incorporation or these bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the outstanding shares of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation, these bylaws or the rules of the stock exchange on which the securities of the Company are listed.

2.10 STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Any action, including any vote required or permitted to be taken by the stockholders of the Company, may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (as determined in accordance with Section 2.11 hereof).

Any action taken by written consent shall be delivered to the Company by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Company having custody of the records of proceedings of meetings of stockholders. Delivery made to the Company’s registered office shall be by hand, by nationally recognized overnight courier or electronic transmission. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless written consents signed by the requisite number of stockholders entitled to vote with respect to the subject matter thereof are delivered to the Company, in the manner required by this Article 2, within 60 days of the first date on which a consent is so delivered to the Company in the manner required by this Article 2.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Company to those stockholders who have not consented in writing. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of the stockholders.

2.11 RECORD DATES

In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by Chapter 1 of the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with Section 2.10.

If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the provisions of Section 213 of the DGCL and this Section 2.11 at the adjourned meeting.

In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

2.12 PROXIES

Each stockholder entitled to vote at a meeting of stockholders, or such stockholder’s authorized officer, director, employee or agent, may authorize another person or persons to act for such stockholder by proxy authorized by a document or by a transmission permitted by law filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

2.13 LIST OF STOCKHOLDERS ENTITLED TO VOTE

The Company shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Company shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the Company’s principal place of business. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to stockholders of the Company.

2.14 INSPECTORS OF ELECTION

Before any meeting of stockholders, the Company shall appoint an inspector or inspectors of election to act at the meeting or its adjournment. The Company may designate one or more persons as alternate inspectors to replace any inspector who fails to act.

Such inspectors shall:

(a) ascertain the number of shares outstanding and the voting power of each;

(b) determine the shares represented at the meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are multiple inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III - DIRECTORS

3.1 POWERS

The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided in the DGCL or the certificate of incorporation.

3.2 NUMBER OF DIRECTORS

The Board of Directors shall consist of one or more members, each of whom shall be a natural person. Unless the certificate of incorporation fixes the number of directors, the number of directors shall be determined from time to time by resolution of a majority of the Whole Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 ELECTION, QUALIFICATION AND TERM OF OFFICE OF DIRECTORS

Whether elected at an annual election of directors or to fill an interim vacancy, each director shall hold office until the next succeeding annual election or until his or her successor is elected and qualified or until his or her earlier resignation or removal. The certificate of incorporation or these bylaws may prescribe other qualifications for directors.

3.4 RESIGNATION AND VACANCIES

Any director may resign at any time upon notice given in writing or by electronic transmission to the Company. A resignation is effective when the resignation is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Unless otherwise provided in the certificate of incorporation or these bylaws, when one or more directors resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Unless otherwise provided in the certificate of incorporation or these bylaws or permitted in the specific case by resolution of the Board of Directors, and subject to the rights of holders of Preferred Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by stockholders.

3.5 PLACE OF MEETINGS; MEETINGS BY TELEPHONE

The Board of Directors may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 REGULAR MEETINGS

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

3.7 SPECIAL MEETINGS; NOTICE

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the Board of Directors, the chief executive officer, the president, the secretary or a majority of the Whole Board.

Notice of the time and place of special meetings shall be:

(a) delivered personally by hand, by courier or by telephone;

(b) sent by United States first-class mail, postage prepaid;

(c) sent by facsimile;

(d) sent by electronic mail; or

(e) otherwise given by electronic transmission (as defined in Section 232 of the DGCL),

directed to each director at that director’s address, telephone number, facsimile number, electronic mail address or other contact for notice by electronic transmission, as the case may be, as shown on the Company’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile, (iii) sent by electronic mail or (iv) otherwise given by electronic transmission, it shall be delivered, sent or otherwise directed to each director, as applicable, at least 24 hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting. Any oral notice may be communicated to the director. The notice need not specify the place of the meeting (if the meeting is to be held at the Company’s principal executive office) nor the purpose of the meeting, unless required by statute.

3.8 QUORUM; VOTING

At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the certificate of incorporation or these bylaws.

If the certificate of incorporation provides that one or more directors shall have more or less than one vote per director on any matter, except as may otherwise be expressly provided herein or therein and denoted with the phrase “notwithstanding the final paragraph of Section 3.8 of the bylaws” or language to similar effect, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.9 BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given for purposes of this Section 3.9 at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

3.10 FEES AND COMPENSATION OF DIRECTORS

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors.

3.11 REMOVAL OF DIRECTORS

Any director or the entire Board of Directors may be removed from office by stockholders of the Company in the manner specified in the certificate of incorporation and applicable law. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

ARTICLE IV - COMMITTEES

4.1 COMMITTEES OF DIRECTORS

The Board of Directors may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it; but no such committee shall have the power or authority to (a) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (b) adopt, amend or repeal any bylaw of the Company.

4.2 COMMITTEE MINUTES

Each committee and subcommittee shall keep regular minutes of its meetings.

4.3 MEETINGS AND ACTION OF COMMITTEES

Meetings and actions of committees and subcommittees shall be governed by, and held and taken in accordance with, the provisions of:

(a) Section 3.5 (place of meetings and meetings by telephone);

(b) Section 3.6 (regular meetings);

(c) Section 3.7 (special meetings and notice);

(d) Section 3.8 (quorum; voting);

(e) Section 3.9 (action without a meeting); and

(f) Section 7.4 (waiver of notice)

with such changes in the context of those bylaws as are necessary to substitute the committee or subcommittee and its members for the Board of Directors and its members. However, (i) the time and place of regular meetings of committees or subcommittees may be determined either by resolution of the Board of Directors or by resolution of the committee or subcommittee; (ii) special meetings of committees or subcommittees may also be called by resolution of the Board of Directors or the committee or the subcommittee; and (iii) notice of special meetings of committees and subcommittees shall also be given to all alternate members who shall have the right to attend all meetings of the committee or subcommittee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

Any provision in the certificate of incorporation providing that one or more directors shall have more or less than one vote per director on any matter shall apply to voting in any committee or subcommittee, unless otherwise provided in the certificate of incorporation or these bylaws.

4.4 SUBCOMMITTEES

Unless otherwise provided in the certificate of incorporation, these bylaws or the resolutions of the Board of Directors designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

ARTICLE V - OFFICERS

5.1 OFFICERS

The officers of the Company shall be a president and a secretary. The Company may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors, a vice chairperson of the Board of Directors, a chief executive officer, a chief financial officer or treasurer, one or more vice presidents, one or more assistant vice presidents, one or more assistant treasurers, one or more assistant secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person.

5.2 APPOINTMENT OF OFFICERS

The Board of Directors shall appoint the officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws, subject to the rights, if any, of an officer under any contract of employment.

5.3 SUBORDINATE OFFICERS

The Board of Directors may appoint, or empower the chief executive officer or, in the absence of a chief executive officer, the president, to appoint, such other officers as the business of the Company may require. Each of such officers shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

5.4 REMOVAL AND RESIGNATION OF OFFICERS

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors or, for the avoidance of doubt, any duly authorized committee or subcommittee thereof or by any officer who has been conferred such power of removal.

Any officer may resign at any time by giving notice, in writing or by electronic transmission, to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

5.5 VACANCIES IN OFFICES

Any vacancy occurring in any office of the Company shall be filled by the Board of Directors or as provided in Section 5.3.

5.6 REPRESENTATION OF SECURITIES OF OTHER ENTITIES

The chairperson of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or assistant secretary of this Company or any other person authorized by the Board of Directors or the chief executive officer, the president or a vice president, is authorized to vote, represent and exercise on behalf of this Company all rights incident to any and all shares or other securities of any other entity or entities, and all rights incident to any management authority conferred on the Company in accordance with the governing documents of any entity or entities, standing in the name of this Company, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.7 AUTHORITY AND DUTIES OF OFFICERS

All officers of the Company shall respectively have such authority and perform such duties in the management of the business of the Company as may be designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE VI - STOCK

6.1 STOCK CERTIFICATES; PARTLY PAID SHARES

The shares of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Unless otherwise provided by resolution of the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Company by any two officers of the Company representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Company shall not have power to issue a certificate in bearer form.

The Company may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly-paid shares, or upon the books and records of the Company in the case of uncertificated partly-paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully-paid shares, the Company shall declare a dividend upon partly-paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

6.2 SPECIAL DESIGNATION ON CERTIFICATES

If the Company is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Company shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Company shall issue to represent such class or series of stock, a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the registered owner thereof shall be given a notice, in writing or by electronic transmission, containing the information required to be set forth or stated on certificates pursuant to this Section 6.2 or Sections 156, 202(a), 218(a) or 364 of the DGCL or with respect to this Section 6.2 a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

6.3 LOST CERTIFICATES

Except as provided in this Section 6.3, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Company and cancelled at the same time. The Company may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

6.4 DIVIDENDS

The Board of Directors, subject to any restrictions contained in the certificate of incorporation or applicable law, may declare and pay dividends upon the shares of the Company’s capital stock. Dividends may be paid in cash, in property, or in shares of the Company’s capital stock, subject to the provisions of the certificate of incorporation. The Board of Directors may set apart out of any of the funds of the Company available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

6.5 TRANSFER OF STOCK

Transfers of record of shares of stock of the Company shall be made only upon its books by the holders thereof, in person or by an attorney duly authorized, and, if such stock is certificated, upon the surrender of a certificate or certificates for a like number of shares, properly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer.

6.6 STOCK TRANSFER AGREEMENTS

The Company shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Company to restrict the transfer of shares of stock of the Company of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

6.7 REGISTERED STOCKHOLDERS

The Company:

(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and notices and to vote as such owner; and

(b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII - MANNER OF GIVING NOTICE AND WAIVER

7.1 NOTICE OF STOCKHOLDERS’ MEETINGS

Notice of any meeting of stockholders shall be given in the manner set forth in the DGCL.

7.2 NOTICE TO STOCKHOLDERS SHARING AN ADDRESS

Except as otherwise prohibited under the DGCL, without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Company under the provisions of the DGCL, the certificate of incorporation or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Company. Any stockholder who fails to object in writing to the Company, within 60 days of having been given written notice by the Company of its intention to send the single notice, shall be deemed to have consented to receiving such single written notice. This Section 7.2 shall not apply to Sections 164, 296, 311, 312 or 324 of the DGCL.

7.3 NOTICE TO PERSON WITH WHOM COMMUNICATION IS UNLAWFUL

Whenever notice is required to be given, under the DGCL, the certificate of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Company is such as to require the filing of a certificate under the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

7.4 WAIVER OF NOTICE

Whenever notice is required to be given under any provision of the DGCL, the certificate of incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

ARTICLE VIII - INDEMNIFICATION

8.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN THIRD PARTY PROCEEDINGS

Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

8.2 INDEMNIFICATION OF DIRECTORS AND OFFICERS IN ACTIONS BY OR IN THE RIGHT OF THE COMPANY

Subject to the other provisions of this Article VIII, the Company shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

8.3 SUCCESSFUL DEFENSE

To the extent that a present or former director or officer (for purposes of this Section 8.3 only, as such term is defined in Section 145(c)(1) of the DGCL) of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The Company may indemnify any other person who is not a present or former director or officer of the Company against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any suit or proceeding described in Section 8.1 or Section 8.2, or in defense of any claim, issue or matter therein.

8.4 INDEMNIFICATION OF OTHERS

Subject to the other provisions of this Article VIII, the Company shall have power to indemnify its employees and agents, or any other persons, to the extent not prohibited by the DGCL or other applicable law. The Board of Directors shall have the power to delegate to any person or persons identified in subsections (1) through (4) of Section 145(d) of the DGCL the determination of whether employees or agents shall be indemnified.

8.5 ADVANCED PAYMENT OF EXPENSES

Expenses (including attorneys’ fees) actually and reasonably incurred by an officer or director of the Company in defending any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article VIII or the DGCL. Such expenses (including attorneys’ fees) actually and reasonably incurred by former directors and officers or other employees and agents of the Company or by persons serving at the request of the Company as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the Company deems appropriate. The right to advancement of expenses shall not apply to any Proceeding (or any part of any Proceeding) for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding (or any part of any Proceeding) referenced in Section 8.6(b) or 8.6(c) prior to a determination that the person is not entitled to be indemnified by the Company.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 8.8, no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company, in which event this paragraph shall not apply) in any Proceeding if a determination is reasonably and promptly made (a) by a vote of the directors who are not parties to such Proceeding, even though less than a quorum, or (b) by a committee of such directors designated by the vote of the majority of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, that facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

8.6 LIMITATION ON INDEMNIFICATION

Subject to the requirements in Section 8.3 and the DGCL, the Company shall not be obligated to indemnify any person pursuant to this Article VIII in connection with any Proceeding (or any part of any Proceeding):

(a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

(b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

(c) for any reimbursement of the Company by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Company, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);

(d) initiated by such person, including any Proceeding (or any part of any Proceeding) initiated by such person against the Company or its directors, officers, employees, agents or other indemnitees, unless (i) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, (iii) otherwise required to be made under Section 8.7 or (iv) otherwise required by applicable law; or

(e) if prohibited by applicable law.

8.7 DETERMINATION; CLAIM

If a claim for indemnification or advancement of expenses under this Article VIII is not paid in full within 90 days after receipt by the Company of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The Company shall indemnify such person against any and all expenses that are actually and reasonably incurred by such person in connection with any action for indemnification or advancement of expenses from the Company under this Article VIII, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the Company shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.

8.8 NON-EXCLUSIVITY OF RIGHTS

The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.

8.9 INSURANCE

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the DGCL.

8.10 SURVIVAL

The rights to indemnification and advancement of expenses conferred by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

8.11 EFFECT OF REPEAL OR MODIFICATION

A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

8.12 CERTAIN DEFINITIONS

For purposes of this Article VIII, references to the “Company” shall include, in addition to the resulting company, any constituent company (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving company as such person would have with respect to such constituent company if its separate existence had continued. For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Article VIII.

ARTICLE IX - GENERAL MATTERS

9.1 EXECUTION OF CORPORATE CONTRACTS AND INSTRUMENTS

Except as otherwise provided by law, the certificate of incorporation or these bylaws, the Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute any document or instrument in the name of and on behalf of the Company; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

9.2 FISCAL YEAR

The fiscal year of the Company shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

9.3 SEAL

The Company may adopt a corporate seal, which shall be adopted and which may be altered by the Board of Directors. The Company may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

9.4 CONSTRUCTION; DEFINITIONS

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes a corporation, partnership, limited liability company, joint venture, trust or other enterprise, and a natural person. Any reference in these bylaws to a section of the DGCL shall be deemed to refer to such section as amended from time to time and any successor provisions thereto.

9.5 FORUM SELECTION

Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, stockholder, officer or other employee of the Company to the Company or the Company’s stockholders, (c) any action arising pursuant to any provision of the DGCL or the certificate of incorporation or these bylaws (as either may be amended from time to time) or (d) any action asserting a claim governed by the internal affairs doctrine, except for, as to each of (a) through (d) above, any claim as to which such court determines that there is an indispensable party not subject to the jurisdiction of such court (and the indispensable party does not consent to the personal jurisdiction of such court within 10 days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than such court or for which such court does not have subject matter jurisdiction.

Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Section 9.5. For the avoidance of doubt, nothing contained in this Section 9.5 shall apply to any action brought to enforce a duty or liability created by the 1934 Act or any successor thereto.

ARTICLE X - AMENDMENTS

These bylaws may be adopted, amended or repealed by the Board of Directors.

SCHEDULE 1

Stockholder & Address	Common Stock	Restricted Stock Units	Options
New Enterprise Associates 13, L.P. | 1954 Greenspring Drive, Suite 600, Timonium, MD 21093	10,001,937
NEA Partners 13, L.P. | 1954 Greenspring Drive, Suite 600, Timonium, MD 21093
NEA 13 GP, LTD. | 1954 Greenspring Drive, Suite 600, Timonium, MD 21093
Versant Venture Capital IV, L.P. | One Sansome Street, Suite 3630 San Francisco, CA 94104	1,673,700
Versant Side Fund IV, L.P. | One Sansome Street, Suite 3630 San Francisco, CA 94104
CVF, LLC | 222 N. LaSalle Street, Suite 2000, Chicago, Illinois 60601	2,259,690
Boston Scientific Corporation | 300 Boston Scientific Way, Marlborough, MA, 01752	1,331,411
Jill D. Anderson | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	24,896	24,896	60,783
Ali Behbahani | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	30,077	24,896	—
Catherine Coste | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	104,683	24,896	—
Ross A. Jaffe | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	119,651	24,896	—
David M. Renzi | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	24,896	24,896	61,834
Niquette Hunt | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	24,896	24,896	60,783
Derrick Sung | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	7,246	79,710	—
Thomas Pendlebury | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	160,028	112,104	63,684
Eugene V. Skalnyi | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	179,707	70,005	71,782
Dominique J. Filloux | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	186,579	84,698	48,130
Joel R. Jung | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	141,020	84,698	55,904
Wendy Bowman | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	28,292	60,498	32,913
Joanne Long | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	46,337	49,263	17,036
David M. Clapper | C/O Minerva Surgical, Inc., 4255 Burton Drive, Santa Clara, CA, 95054	622,645	323,232	382,732